A Partnership of
                                                             Incorporated
                                                             Professionals
DAVIDSON & COMPANY==========Chartered Accountants=============================




September 5, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sirs/Madams:

We have read and we agree with the statements concerning our firm made by Datalogic International, Inc. (formerly Topclick International, Inc.) (Commission File No. 0-30382) under Item 4 of the Company's Current Report on Form 8-K, dated July 25, 2001.





                                       /s/Davidson & Company


Vancouver, Canada                       Chartered Accountants









                         A Member of SC INTERNATIONAL
                        =============================

     Suite 1200, 609 Granville Street, P.O. Box 10372, Canaccord Tower,
                        Vancouver, BC, Canada, V7Y 1G6
                 Telephone (604) 687-0947  Fax (604) 687-6172